Exhibit 10.2

FIRST AMENDMENT
to the
SPECIAL FACILITY GROUND LEASE AGREEMENT
By and Between
MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY
and
FEDERAL EXPRESS CORPORATION
Effective as of September 1, 2008

FIRST AMENDMENT
TO THE SPECIAL FACILITY GROUND
LEASE AGREEMENT
This First Amendment, effective on the 1st of September, 2008, (the “Effective Date”) by and between MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY (herein sometimes referred to as “Authority”), a body politic organized and existing under the laws of the State of Tennessee, and FEDERAL EXPRESS CORPORATION (herein sometimes referred to as “Tenant”), a corporation duly organized and existing under the laws of the State of Delaware and qualified to do business in the State of Tennessee (Authority and Tenant are collectively referred to as the “Parties”.),
W I T N E S S E T H:
WHEREAS Authority and Tenant entered into a Special Facility Ground Lease Agreement (the “Ground Lease”) with an effective date of July 1, 1993; and
WHEREAS Authority and Tenant wish to modify the boundaries of the Land leased under the terms of the Ground Lease effective as of the Effective Date, which will result in a reduction of Land of approximately 5,766 square feet; and,
NOW THEREFORE, for and in consideration of the mutual promises, covenants and agreements hereinafter contained to be kept and performed by the parties hereto and upon the provisions and conditions hereinafter set forth, Authority and Tenant do hereby covenant and agree, and each for itself does hereby covenant and agree, as follows:
SECTION 1. Definitions. Except as otherwise provided herein, and unless the context shall clearly require otherwise, all words and terms used in this First Amendment that are defined in the Ground Lease shall, for all purposes of this First Amendment, have the respective meanings given to them in the Ground Lease.

SECTION 2. Modification of Ground Lease. As of the Effective Date, the Parties substitute the attachments to this First Amendment for Exhibits A and B attached to the Ground Lease.
SECTION 3. Rental Reconciliation. The modification of the boundaries of the Land that the parties accomplished by virtue of Section 2 above reduced the area of the Land by 5,766 square feet and correspondingly reduced the rental payable for the Land. As a result, Tenant has overpaid rent for the Land since the Effective Date. Accordingly, Tenant will receive a credit against the installment of rent next becoming due under the terms of the Ground Lease after the date the Parties execute and deliver this Amendment (as distinguished from its Effective Date) in the aggregate amount of the overpayment that occurs.
During the term, Tenant shall pay rent to Authority for the Land as follows:

Total Land	Rate Per Sq. Ft.	Monthly Rent	Annual Rent

2,450,843 sq. ft.	$0.1541	$31,472.91	$377,674.91
SECTION 4. Remainder of Ground Lease in Effect. All other terms, provisions, conditions, covenants and agreements of the Ground Lease shall continue in full force and effect.
SECTION 5. Effective Date of this First Amendment. This First Amendment shall become effective September 1, 2008.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this First Amendment to the Special Facility Ground Lease Agreement.

WITNESS:		MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY

/s/ ANNETTE LECROIX		BY:	/s/ SCOTT A. BROCKMAN

TITLE:	Paralegal		TITLE:	EVP/COO

DATE:	December 29, 2009		DATE:	December 29, 2009

Approved as to Form and Legality:

/s/ SARA L. HALL

Sara L. Hall, Vice President & General Counsel

WITNESS:		FEDERAL EXPRESS CORPORATION A Delaware Corporation

/s/ MICHELLE WHITAKER		BY:	/s/ WILEY JOHNSON, JR.

TITLE:	Project Coordinator		TITLE:	Managing Director, Real Estate and Airport Development

DATE:	October 26, 2009		DATE:	October 26, 2009

Attachments
REAL ESTATE APPRAISERS & LAND SURVEYORS
Fed-Ex Lease Area Hangar 11 & 12 Revised
March 8, 2008
Description of a ground lease area being a portion of the Memphis-Shelby County Airport Authority Property as recorded in Special Warranty Deed F5-5925, Parcel 1 and located on the north side of Winchester Road and west of Tchulahoma Road in Memphis, Shelby County, Tennessee.
Commencing at the intersection of the projected centerline of Runway 27 and the west right-of- way line of Tchulahoma Road (106 foot wide right-of-way) with state plane coordinates of approximately N: 287511.24152 & E: 786451.50317;
Thence North 85 degrees 42 minutes 12 seconds West, along the projected and centerline of Runway 27, a distance of 3,114.22 feet to a point,
Thence southwestwardly being perpendicular to the centerline of Runway 27, South 4 degrees 17 minutes 48 seconds East, a distance of 795.47 feet to a set nail in cap being the TRUE POINT OF BEGINNING being the northeast corner of the following lease area,
Thence South 40 degrees 19 minutes 04 second East, along the east line of Hangar 11 & 12, also being a west line of Parcel 13, a distance of 407.82 feet to an angle point,
Thence South 49 degrees 40 minutes 56 second West, along the east line of Hangar 11 & 12, also being a west line of Parcel 13, a distance of 301.48 feet to an angle point,
Thence South 04 degrees 40 minutes 00 second East, along the east line of Hangar 11 & 12, also being a west line of Parcel 13, a distance of 623.21 feet to the southeast corner of said lease area in the north line of Winchester Road having a 99 foot wide right-of-way,
Thence northwestwardly along the north line of Winchester Road, North 84 degrees 39 minutes 32 seconds West, a distance of 245.51 feet to an angle point,
Thence continuing along said north line, North 85 degrees 43 minutes 50 seconds West, a distance of 718.16 feet to an angle point,
Thence northwestwardly along the north line of Winchester Road, North 40 degrees 43 minutes 50 seconds West, a distance of 5.66 feet to an angle point,
Thence continuing along said north line, North 85 degrees 43 minutes 50 seconds West, a distance of 55.17 feet to the southwest corner of said lease area,
Thence northeastwardly along the west line of said lease area, North 4 degrees 43 minutes 51 seconds East, a distance of 534.76 feet to an angle point,

REAL ESTATE APPRAISERS & LAND SURVEYORS
Thence continuing along said west line, North 40 degrees 15 minutes 13 seconds West, a distance of 284.48 feet to an angle point,
Thence continuing along said west line, North 04 degrees 01 minutes 24 seconds East, a distance of 386.06 feet to the northwest corner of said lease area,
Thence South 85 degrees 43 minutes 01 seconds East, along the north line of said lease area, a distance of 476.55 feet to an angle point and the beginning of a painted white line,
Thence southeastwardly along a new north lease line being along the alignment of a painted whit line, South 83 degrees 13 minutes 07 seconds East, along a white line, a distance of 140.98 feet to an angle point,
Thence South 85 degrees 39 minutes 44 seconds East, along a white line, a distance of 534.98 feet to the point of beginning and containing approximately 1,290,083 square feet or 29.6162 acres by calculation.
Van E. Boals,
Public Land Surveyor
Tennessee License No. 613

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